UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

PARKER-HANNIFIN CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio	44124-4141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(216) 896-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 31, 2005, Parker-Hannifin Corporation (the “Company”) disposed of its Astron Buildings business, which meets the criteria for reporting discontinued operations under Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets.”

This Current Report on Form 8-K updates Items 7, 7A and 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (the “Form 10-K”) to reflect the reclassification of the Astron Buildings business sold August 31, 2005 and reported as discontinued operations pursuant to the requirements of SFAS No. 144 for the three years ended June 30, 2005, 2004 and 2003, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. These reclassifications have no effect on the Company’s previously reported net earnings.

In compliance with SFAS No. 144, the Company has reported revenues, expenses and gains (losses) on the disposition of the Astron Buildings business as income from discontinued operations for the fiscal quarter ended September 30, 2005 (and the comparable period of the prior year) in its Quarterly Report on Form 10-Q for such period (the “Form 10-Q”). In addition to the reclassification made to the Consolidated Statements of Income for discontinued operations, the assets and liabilities of the Astron Buildings business have been reclassified as net assets of discontinued operations in accordance with SFAS No. 144 in the Company’s balance sheets as of September 30, 2005 and June 30, 2005 also included in the Form 10-Q.

Also, in order to facilitate its proposed offering of notes pursuant to Regulation S of the Securities Act of 1933, the Company prepared the same reclassification to discontinued operations required by SFAS No. 144 for periods subsequent to the disposition of the Astron Buildings business for previously issued annual financial statements for each of the three years shown in the Form 10-K, even though those financial statements relate to periods prior to the date of the sale. With respect to the Company’s proposed note offering, such offering will not be registered under the Securities Act of 1933 and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The foregoing does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of such notes in any jurisdiction where such offer, solicitation or sale would be unlawful.

All other items of the Form 10-K remain unchanged. The Company has not updated matters in the Form 10-K except to the extent expressly provided above.

Set forth in Exhibit 99.1 attached hereto are updated consolidated financial statements and selected financial information with respect to the operations of the Company for the years presented in the Form 10-K.

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Also, in connection with the proposed note offering, the Company intends to disclose the following information, which reflects the reclassification of the Astron Building business as a discontinued operation:

($MM)	FY04	FY05	FY04-FY05 Change (%)
Net sales	$6,887.6	$8,068.8	+17.1
Without acquisitions and divestitures	6,853.1	7,664.6	+11.8
Income from continuing operations before income taxes	473.0	738.3	+56.1
Net income	345.8	604.7	+74.9

This presentation reconciles sales amounts reported in accordance with U.S. GAAP to sales amounts adjusted to remove the effects of acquisitions and divestitures made within the prior four quarters. The effects of acquisitions and divestitures are removed to allow investors and the Company to meaningfully evaluate changes in sales on a comparable basis from period to period.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

99.1	Updated Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Updated Item 7A. Quantitative and Qualitative Disclosure About Market Risk; and Updated Item 8. Financial Statements and Supplementary Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARKER-HANNIFIN CORPORATION

/s/ Timothy K. Pistell
Timothy K. Pistell
Executive Vice President — Finance and
Administration and Chief Financial Officer

Date: October 28, 2005

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EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

99.1	Updated Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Updated Item 7A. Quantitative and Qualitative Disclosures About Market Risk; and Updated Item 8. Financial Statements and Supplementary Data.